Exhibit 23.3

Consent of Independent Public Accountants

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-136861-01) on Form S-1 of our report dated January 30, 2007, on our audit of the consolidated financial statements of Amboy Aggregates (A Joint Venture) and Subsidiary as of December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Roseland, New Jersey
April 17, 2007